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                                                                  EXHIBIT 23.1

                          Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 (No. 33-85334) and related Prospectus of Polyphase Corporation for the registration of 8,945,500 shares of its common stock and to the incorporation by reference therein of our report dated June 29, 1995 with respect to the financial statements of IBM Foods, Inc. included in Polyphase Corporation's Current Report on Form 8-K dated May 5, 1995, which was amended under cover of Form 8-K/A (Amendment No. 1), filed with the Securities and Exchange Commission on July 19, 1995.



                                              ERNST & YOUNG LLP


Dallas, Texas

September 25, 1995